EXHIBIT 99.1



                         [Pulaski Financial Letterhead]


             PULASKI FINANCIAL ANNOUNCES DATE OF 2010 ANNUAL MEETING

ST. LOUIS, NOVEMBER 23, 2009 - Pulaski Financial Corp. (NASDAQ Global Select:
PULB), the holding company for Pulaski Bank, today announced that its annual meeting of stockholders will be held on Wednesday, February 3, 2010 at 2:00 p.m., Central time, at St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141.

Pulaski Financial Corp., operating in its 87th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail and commercial banking products through 12 full-service branch offices in St. Louis and three loan production offices in Kansas City and the St. Louis metropolitan area. The Company's website can be accessed at www.pulaskibankstl.com.
                           ----------------------

FOR ADDITIONAL INFORMATION CONTACT:
Paul Milano, Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 3827


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